Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(a)(1)	Amendment No. 30, Resolutions adopted by the Board of Trustees (Voya Target Retirement 2060 Fund), effective July 13, 2017 to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 73 to the Registrant’s Form N-1A Registration Statement on September 26, 2017 and incorporated herein by reference.

(d)(1)	Amended Schedule A, effective November 2016, to the Amended and Restated Investment Management Agreement dated November 14, 2014, as amended and restated May 1, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant’s Form N-1A Registration Statement on July 27, 2017 and incorporated herein by reference.

(d)(2)	Waiver Letter dated October 1, 2017 to the Amended and Restated Investment Management Agreement between Voya Investments, LLC and the Registrant dated November 18, 2014, as amended and restated May 1, 2015, regarding the investment management fee for Voya In-Target Retirement Fund, Voya Target Retirement 2020 Fund, Voya Target Retirement 2025 Fund, Voya Target Retirement 2030 Fund, Voya Target Retirement 2035 Fund, Voya Target Retirement 2040 Fund, Voya Target Retirement 2045 Fund, Voya Target Retirement 2050 Fund, Voya Target Retirement 2055 Fund, Voya Target Retirement 2060 Fund - Filed as an exhibit to Post-Effective Amendment No. 73 to the Registrant’s Form N-1A Registration Statement on September 26, 2017 and incorporated herein by reference.